EXHIBIT 1

                     STOCKHOLDERS AGREEMENT

     This STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of April 15, 2003 (the "Effective Date"), by and among the persons and entities listed on Schedule I, attached hereto (each a "Stockholder," and together the "Stockholders"), and, (i) solely for purposes of Article I, Sections 2.1(b) and Article VI below, Detwiler, Mitchell & Co., a Delaware corporation (the "Company") and (ii) solely for the purposes of Article I, Article II, and Article VI, James K. Mitchell, as the initial proxy holder for the Stockholders (the "Proxy Holder"). Certain capitalized but undefined terms shall have the meaning set forth for such terms in Article I below.

                       W I T N E S S E T H

     WHEREAS, as of the date hereof, each Stockholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, but without giving effect to this Agreement) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule I hereto;

     WHEREAS, the Stockholders desire to enter into an arrangement to vote the Subject Shares together on certain matters brought before the stockholders of the Company; and

     WHEREAS, the Stockholders desire to grant certain rights of refusal to each other with respect to the sale or transfer of shares of Common Stock held by the Stockholders.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                            ARTICLE I
                           DEFINITIONS

     SECTION 1.1 Definitions. For purposes of this Agreement, the following terms shall have their respective meanings:

          (a) "Agreement" shall have the meaning set forth for such term in the introductory paragraph to this Agreement.

(b) "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to each Stockholder, the term "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. Notwithstanding the foregoing, in no event shall any party be deemed to be an Affiliate of another party solely by reason of the relationship created by this Agreement.

                             1
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(c)  "Business Day" shall mean a day other than a Saturday,
Sunday or any other national banking holiday.

(d)  "Closing" shall have the meaning set forth for such term in
Section 3.3 below.

(e) "Common Stock" shall mean the Common Stock of the Company, par value $0.01 per share, including any shares of Common Stock that the Stockholders acquire through the exercise of stock options.

(f) "Company" shall have the meaning set forth for such term in the introductory paragraph to this Agreement.

(g) "Corporate Governance Matter" means: (i) any amendment of the Certificate of Incorporation of the Company, (ii) any amendment of the Bylaws of the Company, (iii) any alteration or change to the rights, preferences or privileges of the outstanding capital stock of the Company, (iv) the creation of any new class of securities of the Company or the increase in the authorized number of any existing class of securities of the Company, (v) any sale of the Company, (vi) any dissolution or winding up of the Company, (vii) any reorganization or recapitalization of the Company (including, without limitation, any forward or reverse stock split and any stock split by way of stock dividend), (viii) a merger or consolidation of the Company with or into another entity (including, without limitation, any subsidiary of the Company), (ix) any Transfer of all or substantially all of the assets of the Company or (x) any Transfer of a majority of the Company's capital stock, in a single transaction or series of related transactions.

(h) "Detwiler Stockholder Group" means the Stockholders listed on Schedule I, attached hereto, under the caption "Detwiler
Stockholders" and any assignee or transferee of any thereof.

(i) "Disposition Notice" shall have the meaning set forth for such term in Section 3.2 below.

(j) "Effective Date" shall have the meaning set forth in the introductory paragraph to this Agreement.

(k) "Exercise Notice" shall have the meaning set forth for such term in Section 3.3 below.

(l)  "Fenton Stockholder Group" means the Stockholders listed on
Schedule I, attached hereto, under the caption "Fenton
Stockholders" and any assignee or transferee of any thereof.

(m) "First Refusal Right" shall have the meaning set forth for such term in Section 3.1 below.

(n)  "Graves Stockholder Group" means the Stockholders listed on
Schedule I, attached hereto, under the caption "Graves Stockholders" and any assignee or transferee of any thereof.
                            -2-
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(o)  "Holding Period" shall mean the period commencing on the date of this Agreement and terminating at 5:00 p.m. on the first
(1st) annual anniversary of this Agreement.

(p) "Mitchell Stockholder Group" means the Stockholders listed on Schedule I, attached hereto, under the caption "Mitchell
Stockholders" and any assignee or transferee of any thereof.

(q) "Notice Date" shall have the meaning set forth for such term in Section 3.3 below.

(r) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

(s) "Pro Rata Portion," with respect to any Rights Stockholder, shall mean the number of shares equal to the product of (x) the aggregate number of Offered Shares and (y) the quotient obtained by dividing the aggregate number of Subject Shares held by such Rights Stockholder by the aggregate number of Subject Shares held by all Rights Stockholders.

(t) "Proxy Holder" shall mean James K. Mitchell, or if he is unable to act, James H. Graves, or if he is unable to act, Robert
Detwiler, or if he is unable to act, Peter Fenton.

(u)  "Representative" means, with respect to any particular
Person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representatives of such Person.

(v) "Rights Stockholder" shall have the meaning set forth for such term in Section 3.2 below.

(w) "Secretary" shall mean the corporate Secretary of the Company.

(x) "Selling Stockholder" shall have the meaning set forth for such term in Section 3.2 below.

(y) "Stockholder" and "Stockholders" shall have the meaning set forth for such terms in the introductory paragraph to this Agreement.

(z)  "Stockholder Group" shall mean any of the Detwiler
Stockholder Group, the Fenton Stockholder Group, the Graves
Stockholder Group and the Mitchell Stockholder Group.

(aa) "Stockholder Vote" shall mean any vote of the stockholders of the Company, whether such vote occurs: (i) at an annual meeting of the stockholders, (ii) at a special meeting of the stockholders or (iii) by written consent of the stockholders.

(bb) "Subject Shares," with respect to each Stockholder, shall mean the outstanding shares of Common Stock with respect to which the Stockholder, now or at any time during the term of this Agreement has voting power (e.g., owns or controls). Without limiting the foregoing, "Subject Shares," with respect to any Stockholder, shall include any shares of Common Stock or any other voting securities of the Company received by such Stockholder in exchange for Subject Shares or by way of a stock dividend or distribution, stock split, recapitalization, combination, exchange of shares or the like.
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(cc) "Offered Shares" shall have the meaning set forth for such term in Section 3.2 below.

(dd) "Transfer" shall mean any sale, transfer (including, without limitation, by lease or license), tender, pledge, encumbrance, assignment or other conveyance of beneficial ownership; provided, however, that a Transfer shall not include any sale, transfer, tender, assignment or other disposition in connection with any reorganization or recapitalization (including, without limitation, any forward or reverse stock split and any stock split by way of stock dividend) approved by the stockholders of the Company.

(ee) "Voting Period" shall mean the date commencing with the date of this Agreement and continuing until the date of termination of this Agreement.

                           ARTICLE II
             VOTING AGREEMENT AND IRREVOCABLE PROXY

     SECTION 2.1    Agreement to Vote the Subject Shares.

          (a) Each Stockholder, in its capacity as such, hereby agrees that, during the Voting Period, in connection with each and every Stockholder Vote, such Stockholder shall vote (or cause to be voted) all of its Subject Shares in accordance with the direction of a majority of the Stockholder Groups (as provided in Section
2.1(b) below); provided, however, that in the event that a majority of the Stockholder Groups cannot agree upon the direction that the Subject Shares are to be voted (i.e., there is a tie vote of two (2) Stockholder Groups for a particular matter and two (2) Stockholder Groups against such matter), then each Stockholder shall vote (or cause to be voted) all of its Subject
Shares in accordance with the direction of the holders of a majority of the Subject Shares (as provided in Section 2.1(b) below). In addition, with respect to any Corporate Governance
Matter, no Stockholder shall be obligated to vote such Stockholder's Subject Shares in any manner under this Agreement unless the Stockholders unanimously agree to vote all Subject
Shares held by all Stockholders in a uniform manner with respect to such Corporate Governance Matter, in which event each Stockholder agrees to vote all of such Stockholder's Subject
Shares in accordance with the unanimous direction of the Stockholders.

(b) For purposes of Section 2.1(a) above, with respect to any matter as to which a Stockholder Vote is to be held, not less than ten (10) Business Days prior to the date of such Stockholder Vote (or in the case of a Stockholder Vote by written consent, within ten (10) Business Days of first receiving notification as to the subject matter of the written consent, but in any event prior to the Stockholders in such Stockholder Group executing and delivering such Stockholders' written consents), each Stockholder Group shall deliver a notice to the Secretary containing the following information: (i) the name of the Stockholder Group,
(ii) the number of Subject Shares held by Stockholders that are members of the Stockholder Group and (iii) the manner in which the Stockholders in the Stockholder Group intend to vote such Stockholder's Subject Shares with respect to the subject matter of the Stockholder Vote. Within five (5)

                              -4-
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Business Days of receiving such notifications from all of the Stockholder
Groups, the Secretary shall deliver a notice to each of the Stockholders and the Proxy Holder advising the Stockholders and the Proxy
Holder as to how the majority of the Stockholder Groups (or, in the event that a majority of the Stockholder Groups cannot agree upon the direction that the Subject Shares are to be voted, how each Stockholder intends to vote such Stockholder's Subject
Shares and the number of shares to be so voted by such Stockholder), desire the Subject Shares to be voted with respect to the subject matter of the Stockholder Vote; provided, however, that if the subject matter of the Stockholder Vote is a Corporate
Governance Matter, the Secretary shall advise each of the Stockholders and the Proxy Holder in such notice as to: (i) whether there is a unanimous consensus among the Stockholders as to such matter and, if so, (ii) the manner in which the Stockholders desire the Subject Shares to be voted with respect to the subject matter of the Stockholder Vote.


(c) Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(d) Notwithstanding any other provision herein to the contrary, in determining how each Stockholder Group intends to vote on any particular matter, the Proxy Holder shall be entitled to rely conclusively, without independent verification, on a notice executed by the person named in Schedule I to this Agreement as the first member of the Stockholder Group (e.g. Messrs. Graves, Mitchell, Detwiler and Fenton, or their respective successors or personal representatives) and delivered by such Person to the Proxy Holder, which notice shall instruct the Proxy Holder as to how such Stockholder Group intends to vote on such matter.

     Section 2.2 Grant of Irrevocable Proxy. Each Stockholder hereby appoints the Proxy Holder as such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to the Subject Shares in accordance with Section 2.1 above; provided, however, that notwithstanding any other provision herein to the contrary: (i) the Proxy Holder shall vote the Subject Shares only in accordance with the terms of this Agreement and (ii) in the event of a Corporate Governance Matter as to which a unanimous consensus of the Stockholders is not obtained, the Proxy Holder shall not have been deemed to have received a proxy with respect to the Subject Shares. This proxy is given to secure the performance of the duties of each Stockholder under this Agreement. Each Stockholder shall take such further action or execute such other instruments as nay be necessary to effectuate the intent of this proxy.

Section 2.3 Nature of Irrevocable Proxy. Subject to the proviso in Section 2.2 above, the proxy and power of attorney granted pursuant to Section 2.2 above by each Stockholder: (i) shall be irrevocable during the term of this Agreement, (ii) shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and (iii) shall revoke any and all prior proxies granted by such Stockholder. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder. Notwithstanding any other provision in this Agreement to the contrary, the proxy and power of attorney granted under this Agreement by the Stockholders shall terminate

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and be of no further force or effect immediately
upon the termination of this Agreement in accordance with its terms.


                           ARTICLE III
                     RIGHT OF FIRST REFUSAL

     Section 3.1 Grant. Each Stockholder hereby grants to each other Stockholder a right of first refusal (the "First Refusal
Right"), exercisable in connection with any proposed Transfer of such Stockholder's Subject Shares.

Section 3.2 Notice of Intended Disposition. In the event that a Stockholder (a "Selling Stockholder") desires to Transfer, in a bona fide transaction, any or all of such Stockholder's Subject Shares (the shares subject to such proposed Transfer are referred to herein as the "Offered Shares"), the Selling Stockholder shall promptly deliver to the other Stockholders (the "Rights Stockholders") written notice (the "Disposition Notice") of the proposed Transfer. The Disposition Notice shall describe the terms and conditions of the proposed Transfer, including, without limitation: (i) the number of Offered Shares, (ii) the proposed per share purchase price for the Offered Shares, (iii) the proposed closing date of such sale and (iv) the identity of the proposed purchaser and the relationship between the proposed purchaser and the Selling Stockholder, if any. Notwithstanding any other provision herein to the contrary, except with respect to those Transfers permitted by Section 3.5 below, no Transfers of Subject Shares shall be made for any consideration other than cash (i.e., no Transfers of Subject Shares shall be permitted in consideration of the receipt of property, cancellation of indebtedness or other non-monetary consideration).

Section 3.3 Exercise of Right. Each Rights Stockholder, for a period of thirty (30) Business Days following the date that the Disposition Notice is first delivered to the Rights Stockholder (such delivery date, the "Notice Date"), shall have the right to purchase such Rights Stockholder's Pro Rata Portion of the Offered Shares on substantially the same terms and conditions set forth in the Disposition Notice. Such right shall be exercisable by each Rights Stockholder by delivering a written notice (the "Exercise Notice") to the Selling Stockholder prior to 5:00 p.m. on the date that is thirty (30) Business Days following the Notice Date. The Exercise Notice shall include the number of Offered Shares to be purchased by such Rights Stockholder and a proposed settlement date with respect to the purchase and sale of such Offered Shares (the "Closing"); provided, however, that the Closing shall be on a Business Day not more than fifteen (15) Business Days following the date the Exercise Notice was first delivered to the Selling Stockholder at issue, unless otherwise agreed in writing between the Selling Stockholder and the Rights Stockholder at issue. At the Closing: (i) the Rights Stockholder shall tender payment to the Selling Stockholder with respect to the Offered Shares to be purchased by the Rights Stockholder by cash, check, wire transfer or other means reasonably acceptable to the Selling Stockholder and (ii) the Selling Stockholder shall deliver certificates with respect to the Offered Shares to be purchased by the Rights Stockholder, together with duly executed assignments separate from certificates with respect to such Offered Shares, in form and substance reasonably satisfactory to the Rights Stockholder.
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    Section 3.4 Non-Exercise of Right.

          (a) In the event that the Rights Stockholders do not provide Exercise Notice(s) to the Selling Stockholder with respect to all of the Offered Shares by 5:00 p.m. on the date that is thirty
(30) Business Days following the Notice Date, the Selling
Stockholder, within two (2) Business Days thereafter, shall so notify each of the Rights Stockholders that delivered Exercise
Notices to the Selling Stockholder and each such Rights
Stockholders shall have three (3) Business Days from the date that such Rights Stockholders received such notification to deliver an Exercise Notice with respect to the purchase of its respective Pro Rata Portion of the unsold Offered Shares (or such other portion as is agreed to among such Rights Stockholders).
Any Exercise Notice and Closing with respect to such Offered
Shares shall be conducted in accordance with Section 3.3 above.

           (b) In the event that the Rights Stockholders do not provide Exercise Notice(s) to the Selling Stockholder with respect to their respective Pro Rata Portion of the unsold Offered Shares by 5:00 p.m. on the date that is thirty-five (35) Business Days following the Notice Date, the Selling Stockholder, within two
(2) Business Days thereafter, shall so notify the Company and the Company shall have three (3) Business Days from the date that the Company received such notification to deliver an Exercise Notice with respect to the purchase of the unsold Offered Shares. Any Exercise Notice and Closing with respect to such Offered Shares shall be conducted in accordance with Section 3.3 above (with the term "Company" being substituted for the term "Rights
Stockholder" in the last sentence of such section).

            (c) In the event that the Rights Stockholders and the Company do not provide Exercise Notice(s) to the Selling Stockholder by 5:00 p.m. on the date that is forty (40) Business Days following the Notice Date with respect to the purchase of all of the Offered
Shares, the Selling Stockholder shall have until 5:00 p.m. on the date that is sixty-five (65) Business Days following the Notice
Date in which to Transfer the Offered Shares not purchased by the Rights Stockholders upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice; provided, however, that any proposed Transfer of Subject Shares by the Selling Stockholder: (i) on terms more favorable to the third-party purchaser than the terms described in the Disposition
Notice or (ii) following 5:00 p.m. on the day that is sixty-five
(65) Business Days following the Notice Date shall be subject to the First Refusal Right. Notwithstanding any other provision herein to the contrary: (i) no transfer of Subject Shares may be made except in accordance with the terms of this Agreement and
(ii) any Transfer of Offered Shares made in accordance with the terms of this Agreement shall be made free and clear of any encumbrance or other restriction of this Agreement.

     Section 3.5 Exempt Transfers. Notwithstanding the foregoing, the First Refusal Right set forth in this Article III shall not apply: (i) to a gratuitous transfer of the Subject Shares made to the Stockholder's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Stockholder or the Stockholder's spouse or issue or (ii) to a transfer of title to the Subject Shares effected pursuant to the Stockholder's will or the laws of intestate succession; provided, however, that in each case the transferee shall furnish the Company and the
Stockholders with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Subject Shares shall remain "Subject Shares" hereunder, and such transferee shall be treated as a "Stockholder" for the purposes of this Agreement.
                      -7-
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                           ARTICLE IV
  REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH STOCKHOLDER

     Each Stockholder hereby represents and warrants as follows:

  Section 4.1 Authority. The Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

  Section 4.2 Ownership of Subject Shares. Schedule I sets forth, opposite the Stockholder's name, all of the shares of Common Stock over which the Stockholder has record and beneficial ownership as of the date of this Agreement. As of the date of this Agreement, the Stockholder is the lawful owner of the shares of Common Stock denoted as being owned by such Stockholder on
Schedule I and has the sole power to vote (or cause to be voted) such shares of Common Stock. Except as set forth on such
Schedule I, neither the Stockholder nor any Affiliate of the Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Stockholder has good and valid title to the Common Stock denoted as being owned by the Stockholder on Schedule I, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement or as could not reasonably be expected to impair the Stockholder's ability to perform its obligations under this Agreement.

  Section 4.3 No Conflicts. (i) No filing with any governmental authority, and no authorization, consent or approval of any other Person is necessary for the execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement and (ii) none of the execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement shall (A) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its Subject Shares or assets may be bound, or (B) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as could not reasonably be expected to impair the Stockholder's ability to perform its obligations under this Agreement.

  Section 4.4 No Conflicting Obligations. The Stockholder agrees not to enter into any agreement, commitment or obligation of any kind with any third Person the effect of which would be inconsistent with or would otherwise violate any of the provisions contained in this Agreement.

  Section 4.5 Company Notification of Agreement. The Stockholder agrees, for the benefit of the Company and all of the stockholders of the Company: (i) to promptly deliver a copy of this Agreement to the Secretary and (ii) promptly following any amendment(s) to this Agreement, to deliver to the Secretary a copy of such amendment(s).

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  Section 4.6    Restrictions on Sale or Transfer.  The Stockholder
agrees that, during the Holding Period, the Stockholder shall not effect any Transfer or enter into any contract, option or other agreement with respect to, or consent to, any Transfer of, any or all of the Stockholder's Subject Shares; provided, however: (i) that the Stockholder may Transfer any of the Stockholder's
Subject Shares to the other Stockholders and (ii) following the expiration of the Holding Period, the Stockholder may Transfer any or all of the Stockholder's Subject Shares, subject to the Right of First Refusal set forth in Section 3.1 above.

                            ARTICLE V
                           TERMINATION

     SECTION 5.1 Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of:
(i) the mutual consent of the Stockholders, (ii) a Stockholder disposing of all of its Subject Shares in accordance with the terms of this Agreement or (iii) the date that is two (2) years following the Effective Date of this Agreement; provided, however, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement. Notwithstanding the foregoing, Sections 6.2 through 6.15 below shall survive the termination of this Agreement.

                           ARTICLE VI
                          MISCELLANEOUS

   SECTION 6.1 Publication. Each Stockholder hereby acknowledges and agrees that the Company may publish and disclose in all documents and schedules filed with the U.S. Securities and Exchange Commission such Stockholder's identity and ownership of shares of Common Stock and the nature of such Stockholder's commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure is subject to the reasonable prior review by such Stockholder.

   Section 6.2 Filing of Schedule 13D. Each Stockholder hereby acknowledges and agrees that a Schedule 13D must be filed within ten (10) days after the Effective Date and that James K. Mitchell is hereby appointed to execute such Schedule 13D, and any subsequent amendments thereto during the term of this Agreement, on behalf of the Stockholders as a group.
Section 6.3 Legend. To the extent that any of the Subject Shares are evidenced by stock certificates, during the term of this Agreement, all such stock certificates shall be endorsed with the following legend:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE
          SUBJECT TO THE TERMS OF A STOCKHOLDERS AGREEMENT
          (A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE
          FROM THE SECRETARY OF THE CORPORATION), WHICH
          AGREEMENT CONTAINS CERTAIN RESTRICTIONS ON
          TRANSFER AND CERTAIN VOTING AGREEMENTS WITH
          RESPECT TO THE SHARES."

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In connection with the execution and delivery of this Agreement, each of the Stockholders shall deliver all such stock certificates to the Secretary, who shall place such legend on the stock certificates and return such stock certificates to the respective Stockholders.

     Section 6.4 Further Actions. Each of the parties hereto shall execute and deliver all additional documents and instruments and shall do any and all acts and things reasonably requested in connection with the performance of the obligations undertaken in this Agreement and/or otherwise to effectuate in good faith the intent of the parties as evidenced hereby.

  Section 6.5 Fees and Expenses. Except as provided below, each of the parties shall be responsible for its respective own fees and expenses (including, without limitation, the fees and expenses of financial consultants, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

  Section 6.6 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

  Section 6.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

  Section 6.8 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing, and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (with confirmation) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

          (a) In the case of a notice or other communication to be delivered to a Stockholder, the address set forth opposite such Stockholders name on Schedule I, attached hereto (or such other address as the Stockholder shall have delivered to the Secretary); and

          (b)  If to the Company:
               Detwiler, Mitchell & Co.
               225 Franklin Street
               Boston, MA  02110
               Telephone:  (617) 451-0100
               Fax:  (617) 747-0800

               with a copy to:

               David R. Snyder
               Pillsbury Winthrop LLP
               101 West Broadway, Suite 1800
               San Diego, CA  92101

     Section 6.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 6.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  Section 6.11 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

  Section 6.12 Assignment. Subject to the proviso in Section 3.5 above, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties.

  Section 6.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

  Section 6.14   Governing Law; Consent to Jurisdiction; Waiver of
Trial by Jury.

      (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

      (b) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court,

 (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now have or hereafter have to the laying of venue of any such action or proceeding in any such Delaware
State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware
State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.7 above. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT IS UNDERSTOOD AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.


     Section 6.15 Power of Attorney by Certain Stockholders. As a condition precedent to this Agreement, (i) Pamela Mitchell, the spouse of James K. Mitchell, shall execute and deliver a Consent of Spouse in the form of Exhibit A-1, attached hereto, with respect to any rights that Mrs. Mitchell has in the Subject
Shares held by James K. Mitchell or the James K. Mitchell &
Pamela A. Mitchell TR UA SEP 18 91 Mitchell Revocable Trust,
(ii) Judy Graves, the spouse of James H. Graves, shall execute and deliver a Consent of Spouse in the Form of Exhibit A-2, attached hereto, with respect to any rights that Mrs. Graves has in the Subject Shares held by James H. Graves, (iii) Betsey Detwiler, the spouse of Robert Detwiler, shall execute and deliver a Consent of Spouse in the form of Exhibit A-3, attached hereto, with respect to any rights that Mrs. Detwiler has in the Subject Shares held by Robert Detwiler and (iv) Paula Fenton, the spouse of Peter Fenton, shall execute and deliver a Consent of Spouse in the Form of Exhibit A-4, attached hereto, with respect to any rights that Mrs. Fenton has in the Subject Shares held by Peter Fenton. In addition, each of the partners, members or trustees of entities set forth on Schedule I other than the signatory hereto on behalf of such entity (the "Signatory") shall execute and deliver a Consent in the form of Exhibit A-5. In executing such Consents of Spouses, each of Mrs. Mitchell, Mrs. Graves, Mrs. Detwiler and Mrs. Fenton, respectively, hereby appoints her respective Stockholder spouse as her true and lawful attorney-in-fact, for her and in her name, place and stead, and for her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Each of Mrs. Mitchell, Mrs. Graves, Mrs. Detwiler and Mrs. Fenton further gives and grants unto her respective Stockholder spouse as her attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such Stockholder shall lawfully do and cause to be done by virtue of this power of attorney. In executing such Consents, each individual partner or member of an entity set forth on Schedule I, respectively, hereby appoints his or her respective Signatory as his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Each individual partner or member of an entity set forth on Schedule I further gives and grants unto his or her respective Signatory as attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such Stockholder shall lawfully do and cause to be done by virtue of this power of attorney.

Section 6.16 Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties caused this Stockholders
Agreement to be duly executed as of the date first above written.

                                 THE COMPANY

                                 Detwiler, Mitchell & Co.,
                                 a Delaware corporation

                                 By:/s/Stephen Z. Frank
                                    -----------------------------
                                 Name: Stephen Z. Frank
                                 Title:  Corporate Secretary


                                 STOCKHOLDERS

                                  /s/James H. Graves
                                 -----------------------------------
                                 James H. Graves, an
                                 individual residing in Texas

                                 ERWIN GRAVES & ASSOCIATES LP,
                                 a Texas limited partnership


                                      By:  Erwin Graves &
                                      Associates I,  LLC, a
                                      Texas limited liability
                                      company
                                      Its:      General Partner

                                      By:/s/James H. Graves
                                         --------------------------
                                      Name:  James H. Graves
                                      Title:  Managing Member

                                 J&J PRAIRIE OAKS RANCH 1, LP, a
                                 Texas limited partnership


                                      By:  J&J Prairie Oaks
                                      Ranch, LLC, a  Texas
                                      limited liability
                                      company

                                      Its: General Partner

                                      By: /s/James H. Graves
                                          ------------------------
                                      Name: James H. Graves

                                      Title:  Managing Member

                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                 PRAIRIE ACORN VENTURES, GP, a
                                 Tennessee general partnership


                                      By:/s/James H. Graves
                                         --------------------------
                                      Name: James H. Graves
                                      Title:  Chief Manager


                                 /s/Judy Graves
                                 -----------------------------------
                                 Judy Graves, an
                                 individual residing in Texas




                                 /s/James K. Mitchell
                                 -----------------------------------
                                 James K. Mitchell, an
                                 individual residing in
                                 California



                                 /s/Pamela A. Mitchell
                                 ------------------------------------
                                 Pamela A. Mitchell, an
                                 individual residing in
                                 California


                                 JAMES K. MITCHELL & PAMELA A.
                                 MITCHELL TR UA SEP 18 91
                                 MITCHELL REVOCABLE TRUST


                                 /s/James K. Mitchell
                                 ------------------------------------
                                 James K. Mitchell, Trustee



                                 /s/Robert Detwiler
                                 ------------------------------------
                                 Robert Detwiler, an
                                 individual residing in
                                 Massachusetts



                                 /s/Betsey Detwiler
                                 ------------------------------------
                                 Betsey Detwiler, an
                                 individual residing in
                                 Massachusetts

                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                 /s/Peter Fenton
                                 -----------------------------------
                                 Peter Fenton, an
                                 individual residing in
                                 Massachusetts



                                 /s/Paula Fenton
                                 -----------------------------------
                                 Paula Fenton, an
                                 individual residing in
                                 Massachusetts


                                      PROXY HOLDER

                                      /S/James K. Mitchell
                                      ---------------------------------
                                      Name:  James K. Mitchell


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                           SCHEDULE I

                          STOCKHOLDERS



Name and Address of Stockholder          Number of Shares
-------------------------------          -----------------

GRAVES STOCKHOLDERS

James H. Graves                              440,999
c/o Erwin Graves & Associates
2100 McKinney Ave, Suite 900
Dallas, TX 75205
Telephone: (214) 932-6647
Fax: (425) 940-8813

Erwin Graves & Associates LP                 100,000
c/o James H. Graves
Erwin Graves & Associates
2100 McKinney Ave, Suite 900
Dallas, TX 75205
Telephone: (214) 932-6647
Fax: (425) 940-8813

J&J Prairie Oaks Ranch 1, LP                 200,000
c/o James H. Graves
Erwin Graves & Associates
2100 McKinney Ave, Suite 900
Dallas, TX 75205
Telephone: (214) 932-6647
Fax: (425) 940-8813

Prairie Acorn Ventures, GP
c/o James H. Graves
Erwin Graves & Associates
2100 McKinney Ave, Suite 900
Dallas, TX 75205
Telephone: (214) 932-6647
Fax: (425) 940-8813

Judy Graves
c/o James H. Graves                           40,000
Erwin Graves & Associates
2100 McKinney Ave, Suite 900
Dallas, TX 75205
Telephone: (214) 932-6647
Fax: (425) 940-8813

MITCHELL STOCKHOLDERS                         5,942

James K. Mitchell
Detwiler, Mitchell & Co.
9710 Scranton Road, Suite 100
San Diego, CA 92121
Telephone: (858) 450-0055
Fax: (858) 450-9102

Pamela A. Mitchell                            1,325
c/o James K. Mitchell
Detwiler, Mitchell & Co.
9710 Scranton Road, Suite 100
San Diego, CA 92121
Telephone: (858) 450-0055
Fax: (858) 450-9102

James K. Mitchell & Pamela A.                197,627
Mitchell TR UA SEP 18 91
Mitchell Revocable Trust
c/o James K. Mitchell, Trustee
Detwiler, Mitchell & Co.
9710 Scranton Road, Suite 100
San Diego, CA 92121
Telephone: (858) 450-0055
Fax: (858) 450-9102

DETWILER STOCKHOLDERS                        553,125

Robert Detwiler
19 Upper Ferry Lane
Norwell, MA 02161

Betsey Detwiler                               2,500
c/o Robert Detwiler
19 Upper Ferry Lane
Norwell, MA 02161

FENTON STOCKHOLDERS

Peter Fenton
7 Worthen Road                                15,000
Winchester, MA 01890

                           EXHIBIT A-1

                        CONSENT OF SPOUSE

     I, Pamela A. Mitchell, the spouse of James K. Mitchell, one of the Stockholders referred to as a "Stockholder" in the foregoing Stockholders Agreement (the "Agreement") dated as of April 15, 2003 by and among Detwiler, Mitchell & Co., a Delaware corporation and certain other parties named therein, acknowledge that I have read the Agreement, including, without limitation,
Section 6.14 thereof. In accordance with Section 6.14 of the Agreement, with respect to any Subject Shares (as defined in the Agreement) that are owned by my spouse, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any such shares of the Company under the community property laws of the state of our residence or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement or thereafter.

Effective:  April 15, 2003



                                   Signature: /s/Pamela A. Mitchell
                                              ------------------------
                                   Name:  Pamela A. Mitchell

                           EXHIBIT A-2

                        CONSENT OF SPOUSE

     I, Judy T. Graves, the spouse of James H. Graves, one of the Stockholders referred to as a "Stockholder" in the foregoing Stockholders Agreement (the "Agreement") dated as of April 15, 2003 by and among Detwiler, Mitchell & Co., a Delaware corporation and certain other parties named therein, acknowledge that I have read the Agreement, including, without limitation,
Section 6.14 thereof. In accordance with Section 6.14 of the Agreement, with respect to any Subject Shares (as defined in the Agreement) that are owned by my spouse, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any such shares of the Company under the community property laws of the state of our residence or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement or thereafter.

Effective:  April 15, 2003



                                   Signature:/s/Judy T. Graves
                                             -------------------------
                                   Name:  Judy T. Graves

                           EXHIBIT A-3

                        CONSENT OF SPOUSE

     I, Betsey Detwiler, the spouse of Robert Detwiler, one of the Stockholders referred to as a "Stockholder" in the foregoing Stockholders Agreement (the "Agreement") dated as of April 15, 2003 by and among Detwiler, Mitchell & Co., a Delaware corporation and certain other parties named therein, acknowledge that I have read the Agreement, including, without limitation,
Section 6.14 thereof. In accordance with Section 6.14 of the Agreement, with respect to any Subject Shares (as defined in the Agreement) that are owned by my spouse, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any such shares of the Company under the community property laws of the state of our residence or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement or thereafter.

Effective:  April 15, 2003



                                   Signature:/s/Betsey Detwiler
                                             -----------------------
                                   Name:  Betsey Detwiler

                           EXHIBIT A-4

                        CONSENT OF SPOUSE

     I, Paula Fenton, the spouse of Peter Fenton, one of the Stockholders referred to as a "Stockholder" in the foregoing Stockholders Agreement (the "Agreement") dated as of April 15, 2003 by and among Detwiler, Mitchell & Co., a Delaware corporation and certain other parties named therein, acknowledge that I have read the Agreement, including, without limitation,
Section 6.14 thereof. In accordance with Section 6.14 of the Agreement, with respect to any Subject Shares (as defined in the Agreement) that are owned by my spouse, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any such shares of the Company under the community property laws of the state of our residence or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement or thereafter.

Effective:  April 15, 2003



                                   Signature:/s/Paula Fenton
                                             ----------------------
                                   Name:  Paula Fenton

                           EXHIBIT A-5

                             CONSENT

     The undersigned, a partner, member or trustee of one of the Stockholders referred to as a "Stockholder" in the foregoing Stockholders Agreement (the "Agreement") dated as of April 15, 2003 by and among Detwiler, Mitchell & Co., a Delaware corporation and certain other parties named therein, acknowledge that I have read the Agreement, including, without limitation,
Section 6.14 thereof. In accordance with Section 6.14 of the Agreement, with respect to any Subject Shares (as defined in the Agreement) that are owned by such Stockholder, I hereby appoint the Signatory (as defined in the Agreement) as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any such shares of the Company under the laws of the state of my residence or the jurisdiction of organization of such Stockholder in effect as of the date of the signing of the Agreement or thereafter.

Effective:  April 15, 2003



                             Signature:/s/Pamela A. Mitchell, Trustee
                                       ------------------------------
                                   Name:Pamela A. Mitchell, Trustee

                           EXHIBIT A-5

                             CONSENT

     The undersigned, a partner, member or trustee of one of the Stockholders referred to as a "Stockholder" in the foregoing Stockholders Agreement (the "Agreement") dated as of April 15, 2003 by and among Detwiler, Mitchell & Co., a Delaware corporation and certain other parties named therein, acknowledge that I have read the Agreement, including, without limitation,
Section 6.14 thereof. In accordance with Section 6.14 of the Agreement, with respect to any Subject Shares (as defined in the Agreement) that are owned by such Stockholder, I hereby appoint the Signatory (as defined in the Agreement) as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any such shares of the Company under the laws of the state of my residence or the jurisdiction of organization of such Stockholder in effect as of the date of the signing of the Agreement or thereafter.

Effective:  April 15, 2003



                             Signature:/s/James Erwin
                                       ------------------------------
                                   Name: James Erwin

                           EXHIBIT A-5

                             CONSENT

     The undersigned, a partner, member or trustee of one of the Stockholders referred to as a "Stockholder" in the foregoing Stockholders Agreement (the "Agreement") dated as of April 15, 2003 by and among Detwiler, Mitchell & Co., a Delaware corporation and certain other parties named therein, acknowledge that I have read the Agreement, including, without limitation,
Section 6.14 thereof. In accordance with Section 6.14 of the Agreement, with respect to any Subject Shares (as defined in the Agreement) that are owned by such Stockholder, I hereby appoint the Signatory (as defined in the Agreement) as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any such shares of the Company under the laws of the state of my residence or the jurisdiction of organization of such Stockholder in effect as of the date of the signing of the Agreement or thereafter.

Effective:  April 15, 2003



                             Signature:/s/Carole Erwin
                                       ------------------------------
                                   Name:Carole Erwin